Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES SECOND QUARTER 2019 FINANCIAL RESULTS

- Net Income Attributable to Common Stockholders of $12.8M, or $0.12 per Diluted Share -
- Company Share of Core FFO of $32.1M, Up 40.1% Compared to 2Q 2018 -
- Company Share of Core FFO of $0.30 per Diluted Share, Up 11.1% Compared to 2Q 2018 -
- Consolidated Portfolio NOI and Cash NOI Up 24.8% and 27.5%, Respectively, Over 2Q 2018 -
- Same Property Portfolio NOI and Cash NOI Up 6.8% and 11.1%, Respectively, Over 2Q 2018 -
- GAAP Releasing Spreads of 39.4% and Cash Releasing Spreads of 22.3% -
- Stabilized Same Property Portfolio Ending Occupancy of 97.9% -
- Acquired 16 Industrial Properties for an Aggregate Purchase Price of $340.0 Million -

Los Angeles, California - July 30, 2019 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial and operating results for the second quarter of 2019.

Second Quarter 2019 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.12 per diluted share for the quarter ended June 30, 2019, compared to $0.06 per diluted share for the second quarter of last year.

•	Company share of Core FFO increased 40.1% year-over-year to $32.1 million for the quarter ended June 30, 2019.

•	Company share of Core FFO per diluted share increased 11.1% year-over-year to $0.30 per diluted share for the quarter ended June 30, 2019.

•	Total rental revenues of $63.6 million, which represents an increase of 23.2% year-over-year.

•	Consolidated Portfolio Net Operating Income (NOI) of $48.5 million, which represents an increase of 24.8% year-over-year.

•	Consolidated Portfolio Cash NOI of $45.3 million, which represents an increase of 27.5% year-over-year.

•
Same Property Portfolio NOI increased 6.8% compared to the second quarter of 2018, driven by a 5.2% increase in Same Property Portfolio total rental revenue and a 0.4% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 11.1% compared to the second quarter of 2018.

•	Stabilized Same Property Portfolio NOI increased 3.9% compared to the second quarter of 2018.

•	Stabilized Same Property Portfolio Cash NOI increased 7.9% compared to the second quarter of 2018.

•	Signed new and renewal leases totaling 1,720,414 rentable square feet. Rental rates on new and renewal leases were 39.4% higher than prior rents on a GAAP basis and 22.3% higher on a cash basis.

•	At June 30, 2019, the Stabilized Same Property Portfolio occupancy was 97.9% and the Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 96.8%.

•
At June 30, 2019, the consolidated portfolio, including repositioning assets, was 94.7% leased and 94.2% occupied and the consolidated portfolio, excluding repositioning assets aggregating approximately 0.9 million rentable square feet, was 98.0% leased and 97.8% occupied.

•	The Company ended the quarter with low leverage measured by a debt-to-enterprise value ratio of 11.1%.

•	During the second quarter of 2019, the Company acquired 16 industrial properties for an aggregate purchase price of $340.0 million.

•	During the second quarter of 2019, the Company sold one industrial property for a sales price of $11.6 million.

“We are very pleased with our second quarter results as we continue to drive organic and external growth through our focused strategy within the infill Southern California industrial market, with Core FFO growth of 40.1%, and 11.1% on a per share basis,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “Our exceptional performance across all fronts reflects the quality of our team, the strength and execution of our value-driven business model, and our ability to capitalize upon the superior market and tenant demand fundamentals within the infill Southern California industrial market. We’ve so far completed $489 million of acquisitions year-to-date through 16 transactions, bringing our consolidated portfolio to 23.9 million square feet. We closed the quarter with a fortress-like, low-leverage balance sheet as measured by Company debt-to-enterprise value of about 11.1%, which positions us well to capitalize upon emerging opportunities as we work to drive cashflow growth and shareholder value over the long term.”

Financial Results:

The Company reported net income attributable to common stockholders of $12.8 million, or $0.12 per diluted share, for the three months ended June 30, 2019, as compared to net income attributable to common stockholders of $5.2 million, or $0.06 per diluted share, for the three months ended June 30, 2018. Net income for the three months ended June 30, 2019 includes $4.8 million of gains on sale of real estate, as compared to $1.6 million for the three months ended June 30, 2018.

The Company reported net income attributable to common stockholders of $20.8 million, or $0.20 per diluted share, for the six months ended June 30, 2019, as compared to net income attributable to common stockholders of $17.4 million, or $0.21 per diluted share, for the six months ended June 30, 2018. Net income for the six months ended June 30, 2019, includes $4.8 million of gains on sale of real estate, as compared to $11.6 million for the six months ended June 30, 2018.

The Company reported Company share of Core FFO of $32.1 million, or $0.30 per diluted share of common stock, for the three months ended June 30, 2019, as compared to Company share of Core FFO of $22.9 million, or $0.27 per diluted share of common stock, for the three months ended June 30, 2018. Amounts are adjusted for non-core expenses ($29,000 reported during the second quarter of 2019 and $37,000 reported during the second quarter of 2018).

The Company reported Company share of Core FFO of $61.5 million, or $0.60 per diluted share of common stock, for the six months ended June 30, 2019, as compared to Company share of Core FFO of $44.3 million, or $0.54 per diluted share of common stock, for the six months ended June 30, 2018. Amounts are adjusted for non-core expenses ($52,000 reported during the six months ended June 30, 2019 and $46,000 reported during the six months ended June 30, 2018).

For the three months ended June 30, 2019, the Company’s consolidated portfolio NOI increased 24.8% compared to the second quarter of 2018 and the Company’s consolidated portfolio Cash NOI increased 27.5% compared to the second quarter of 2018.

For the six months ended June 30, 2019, the Company’s consolidated portfolio NOI increased 25.2% compared to the six months ended June 30, 2018, and the Company’s consolidated portfolio Cash NOI increased 26.6% compared to the six months ended June 30, 2018.

For the three months ended June 30, 2019, the Company’s Same Property Portfolio NOI increased 6.8% compared to the second quarter of 2018, driven by a 5.2% increase in Same Property Portfolio total rental revenue and a 0.4% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 11.1% compared to the second quarter of 2018. Stabilized Same Property Portfolio NOI increased 3.9% in the second quarter of 2019 compared to the second quarter of 2018 and Stabilized Same Property Portfolio Cash NOI increased 7.9% in the second quarter of 2019 compared to the second quarter of 2018.

For the six months ended June 30, 2019, the Company’s Same Property Portfolio NOI increased 7.2% compared to the six months ended June 30, 2018, driven by a 5.6% increase in Same Property Portfolio total rental revenue and a 0.5% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 10.6% compared to the six months ended June 30, 2018. Stabilized Same Property Portfolio NOI increased 4.1% during the six months ended June 30, 2019, compared to the six months ended June 30, 2018, and Stabilized Same Property Portfolio Cash NOI increased 7.7% during the six months ended June 30, 2019, compared to the six months ended June 30, 2018.

Operating Results:

During the second quarter of 2019, the Company signed 106 new and renewal leases totaling 1,720,414 rentable square feet. Average rental rates on comparable new and renewal leases were up 39.4% on a GAAP basis and up 22.3% on a cash basis. The Company signed 50 new leases for 651,023 rentable square feet, with GAAP rents up 45.6% compared to the prior in-place leases. The Company signed 56 renewal leases for 1,069,391 rentable square feet, with GAAP rents up 38.1% compared to the prior in-place leases. For the 50 new leases, cash rents increased 28.4%, and for the 56 renewal leases, cash rents were up 21.0%, compared to the ending cash rents for the prior leases.

At June 30, 2019, the Stabilized Same Property Portfolio occupancy was 97.9% and the Same Property Portfolio occupancy, including value-add repositioning assets, was 96.8%. At June 30, 2019, the Company’s consolidated portfolio, excluding value-add repositioning assets, was 97.8% occupied and the Company’s consolidated portfolio, including value-add repositioning assets, was 94.2% occupied.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended June 30, 2019. See below for information regarding the supplemental information package.

Transaction Activity:

In the second quarter 2019, the Company acquired 16 properties, for an aggregate purchase price of $340.0 million, as detailed below. Additionally, the Company sold one property for $11.6 million.

In April 2019, the Company acquired:

•	1515 East 15th Street, a vacant industrial building containing 238,015 square feet on 2.34 acres of land, located in the Central Los Angeles submarket, for $28.1 million or $118 per square foot;

•
13890 East Nelson Avenue, a 100% leased single-tenant industrial building containing 256,993 square feet on 11.77 acres of land, located in the Los Angeles - San Gabriel Valley submarket, for $41.8 million or $163 per square foot;

•
445-449 West Freedom Avenue, a 100% leased multi-tenant industrial building containing 92,647 square feet on 4.06 acres of land, located in the North Orange County submarket, for $18.0 million or $194 per square foot;

•
2270 Camino Vida Roble, a 70% leased multi-tenant industrial building containing 106,311 square feet on 6.34 acres of land, located in the North San Diego submarket, for $16.8 million or $158 per square foot;

•
980 Rancheros Drive, a 100% leased single-tenant industrial building containing 48,878 square feet on 2.84 acres of land, located in the North San Diego submarket, for $7.9 million or $162 per square foot;

•
San Fernando Business Center, an 88% occupied industrial business park containing five industrial buildings, totaling 591,660 square feet on 28.67 acres of land, located in the Los Angeles - San Fernando Valley submarket, for $118.1 million or $200 per square foot;

•	10015 Waples Court, a vacant industrial building, containing 106,412 square feet on 5.42 acres of land, located in the Central San Diego submarket, for $21.3 million or $200 per square foot; and

•
19100 South Susana Road, a 100% leased single-tenant industrial building, containing 52,714 square feet on 4.01 acres of land, located in the Los Angeles - South Bay submarket, for $13.5 million or $77 per land square foot.

In May 2019, the Company acquired:

•
15385 Oxnard Street, a 100% leased single-tenant industrial building, containing 71,467 square feet on 4.9 acres of land, located in the Los Angeles - San Fernando Valley submarket, for $16.8 million or $235 per square foot;

•	9750-9770 San Fernando Road, a 100% leased 2.69 acre paved land site, located in the Los Angeles - San Fernando Valley submarket, for $7.4 million or $63 per land square foot; and

•
218 South Turnbull Canyon Road, a 100% leased single-tenant industrial building, containing 190,900 square feet on 8.79 acres of land, located in the Los Angeles - San Gabriel Valley submarket, for $27.1 million or $142 per square foot.

In June 2019, the Company acquired a fully entitled development site, containing 15.47 acres of land, located in the Inland Empire West submarket, for $18.2 million plus an additional $5 million held back in escrow to be released to the seller/developer upon meeting certain development milestones.

In June 2019, the Company sold 2350-2384 Orangethorpe Avenue and 1631 Placentia Avenue, a two building complex containing 62,395 square feet, located in the North Orange County submarket, for $11.6 million or $186 per square foot.

Balance Sheet:

During the quarter ended June 30, 2019, the Company issued 5,669,424 shares of common stock under its at-the-market equity offering program (ATM program). The shares were issued at a weighted average price of $38.21 per share, providing gross proceeds of approximately $216.6 million and net proceeds of approximately $213.4 million. As of June 30, 2019, the current ATM program had approximately $535 million of remaining capacity.

As of June 30, 2019, the Company had $761.0 million of outstanding debt, with an average interest rate of 3.46% and an average term-to-maturity of 5.0 years. As of June 30, 2019, $552.5 million, or 73%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.27% and an average term-to-maturity of 4.9 years. The remaining $208.5 million, or 27%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.56% and an average term-to-maturity of 5.4 years. During the fourth quarter of 2018, the Company executed an interest rate swap to hedge $150 million of its remaining floating-rate debt beginning in July 2019 when the swap becomes effective. If this interest rate swap was effective as of June 30, 2019, the Company’s debt would be 92% fixed.

Guidance

The Company is reiterating and increasing its full year 2019 guidance as follows:

•	Net income attributable to common stockholders within a range of $0.35 to $0.37 per diluted share

•	Company share of Core FFO within a range of $1.19 to $1.21 per diluted share

•	Year-end Same Property Portfolio occupancy within a range of 96.0% to 97.0%

•	Year-end Stabilized Same Property Portfolio occupancy within a range of 97.0% to 97.5%

•	Same Property Portfolio NOI growth for the year of 5.0% to 6.5%

•	Stabilized Same Property Portfolio NOI growth for the year of 3.5% to 4.0%

•	General and administrative expenses of $29.0 million to $30.0 million

The Core FFO guidance refers only to the Company’s in-place portfolio as of July 30, 2019, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur through the end of the year. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Dividends:

On July 29, 2019, the Company’s Board of Directors declared a dividend in the amount of $0.185 per share for the third quarter of 2019, payable in cash on October 15, 2019, to common stockholders and common unit holders of record as of September 30, 2019.

On July 29, 2019, the Company’s Board of Directors declared a dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock and $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock, in each case, payable in cash on September 30, 2019, to preferred stockholders of record as of September 13, 2019.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, July 31, 2019, at 1:00 p.m. Eastern Time to review second quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through August 31, 2019, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13692462.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 196 properties with approximately 23.9 million rentable square feet and manages an additional 19 properties with approximately 1.0 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance: The following is a reconciliation of the Company’s 2019 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2019 Estimate
	Low	High
Net income attributable to common stockholders	$0.35	$0.37
Company share of depreciation and amortization	$0.88	$0.88
Company share of gains on sale of real estate	$(0.04)	$(0.04)
Company share of Core FFO	$1.19	$1.21

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio and Stabilized Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio and Stabilized Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio and Stabilized Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2018, and still owned by us as of June 30, 2019. Therefore, we excluded from our Same Property Portfolio any properties that were acquired or sold during the period from January 1, 2018 through June 30, 2019. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years.

Stabilized Same Property Portfolio occupancy/leasing statistics excludes vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI excludes the NOI for the entire property for all comparable periods.
Our Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties that were in various stages of repositioning or lease-up during the year ended December 31, 2018 and the six months ended June 30, 2019:

14748-14750 Nelson Avenue	301-445 Figueroa Street
15401 Figueroa Street	3233 Mission Oaks Boulevard
1601 Alton Parkway	7110 E. Rosecrans Avenue
2700-2722 Fairview Street	9615 Norwalk Boulevard
28903 Avenue Paine

As of June 30, 2019, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is 205,855 rentable square feet of space at three of our properties that were classified as repositioning or lease-up.
As of June 30, 2018, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is space aggregating 502,115 rentable square feet at eight of our properties that were in various stages of repositioning or lease-up.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space at a property as the lower of (i) 35,000 square feet of space or (ii) 50% of a property’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work. We look to update this definition on an annual basis based on the growth and size of the Company’s consolidated portfolio.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Land	$1,590,321	$1,298,957
Buildings and improvements	1,528,750	1,332,438
Tenant improvements	66,665	60,024
Furniture, fixtures, and equipment	141	149
Construction in progress	23,576	24,515
Total real estate held for investment	3,209,453	2,716,083
Accumulated depreciation	(261,231)	(228,742)
Investments in real estate, net	2,948,222	2,487,341
Cash and cash equivalents	172,209	180,601
Restricted cash	11,055	—
Rents and other receivables, net	3,614	4,944
Deferred rent receivable, net	25,462	22,228
Deferred leasing costs, net	16,722	14,002
Deferred loan costs, net	1,004	1,312
Acquired lease intangible assets, net	61,664	55,683
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	1,414	8,770
Other assets	14,204	6,723
Acquisition related deposits	4,615	925
Total Assets	$3,265,341	$2,787,685
LIABILITIES & EQUITY
Liabilities
Notes payable	$757,677	$757,371
Interest rate swap liability	8,671	2,351
Accounts payable, accrued expenses and other liabilities	26,065	21,074
Dividends payable	20,823	15,938
Acquired lease intangible liabilities, net	55,084	52,727
Tenant security deposits	26,123	23,262
Prepaid rents	6,289	6,539
Total Liabilities	900,732	879,262
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized;
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding as of June 30, 2019 and December 31, 2018 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding as of June 30, 2019 and December 31, 2018 ($75,000 liquidation preference)	72,443	72,443
Common Stock, $0.01 par value 490,000,000 shares authorized and 109,739,580 and 96,810,504 shares outstanding as of June 30, 2019 and December 31, 2018, respectively	1,095	966
Additional paid in capital	2,255,849	1,798,113
Cumulative distributions in excess of earnings	(107,056)	(88,341)
Accumulated other comprehensive income	(7,101)	6,262
Total stockholders’ equity	2,301,881	1,876,094
Noncontrolling interests	62,728	32,329
Total Equity	2,364,609	1,908,423
Total Liabilities and Equity	$3,265,341	$2,787,685

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES
Rental income	63,613	51,616	123,217	100,049
Management, leasing and development services	109	140	211	243
Interest income	668	—	1,325	—
TOTAL REVENUES	64,390	51,756	124,753	100,292
OPERATING EXPENSES
Property expenses	15,139	12,775	28,951	24,735
General and administrative	7,301	6,506	14,645	12,668
Depreciation and amortization	24,522	19,775	46,518	39,227
TOTAL OPERATING EXPENSES	46,962	39,056	90,114	76,630
OTHER EXPENSES
Acquisition expenses	29	37	52	46
Interest expense	6,255	6,452	12,726	12,304
TOTAL EXPENSES	53,246	45,545	102,892	88,980
Gains on sale of real estate	4,810	1,608	4,810	11,591
NET INCOME	15,954	7,819	26,671	22,903
Less: net income attributable to noncontrolling interest	(569)	(129)	(770)	(447)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	15,385	7,690	25,901	22,456
Less: preferred stock dividends	(2,424)	(2,424)	(4,847)	(4,847)
Less: earnings attributable to participating securities	(113)	(94)	(227)	(191)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$12,848	$5,172	$20,827	$17,418
Net income attributable to common stockholders per share – basic	$0.12	$0.06	$0.20	$0.22
Net income attributable to common stockholders per share – diluted	$0.12	$0.06	$0.20	$0.21
Weighted-average shares of common stock outstanding – basic	105,848	82,924	102,116	80,821
Weighted-average shares of common stock outstanding – diluted	106,236	83,495	102,443	81,357

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	June 30, 2019		June 30, 2018		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	97.8%	98.2%	95.6%	99.1%	220 bps	(90) bps
Orange County	94.3%	96.6%	94.8%	97.9%	(50) bps	(130) bps
San Bernardino County	97.7%	97.7%	96.6%	96.6%	110 bps	110 bps
San Diego County	98.8%	98.8%	97.1%	97.1%	170 bps	170 bps
Ventura County	91.1%	97.2%	90.3%	96.4%	80 bps	80 bps
Total/Weighted Average	96.8%	97.9%	95.3%	98.0%	150 bps	(10) bps

(1)
Reflects the occupancy of our Same Property Portfolio as of June 30, 2019, adjusted for total space of 205,855 rentable square feet at three properties that were in various stages of repositioning or lease-up as of June 30, 2019.

(2)
Reflects the occupancy of our Same Property Portfolio as of June 30, 2018, adjusted for space aggregating 502,115 rentable square feet at eight properties that were in various stages of repositioning or lease-up as of June 30, 2018.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Rental income	$50,743	48,219	$2,524	5.2%	101,086	$95,750	$5,336	5.6%
Property expenses	11,953	11,904	49	0.4%	23,706	23,593	113	0.5%
Same Property Portfolio NOI	$38,790	$36,315	$2,475	6.8%	$77,380	$72,157	$5,223	7.2%
Straight line rental revenue adjustment	(468)	(1,452)	984	(67.8)%	(1,939)	(3,400)	1,461	(43.0)%
Amortization of above/below market lease intangibles	(992)	(1,273)	281	(22.1)%	(1,999)	(2,348)	349	(14.9)%
Same Property Portfolio Cash NOI	$37,330	$33,590	$3,740	11.1%	$73,442	$66,409	$7,033	10.6%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Same Property Portfolio NOI, Same Property Portfolio Cash NOI, Stabilized Same Property Portfolio NOI and Stabilized Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$15,954	$7,819	$26,671	$22,903
Add:
General and administrative	7,301	6,506	14,645	12,668
Depreciation and amortization	24,522	19,775	46,518	39,227
Acquisition expenses	29	37	52	46
Interest expense	6,255	6,452	12,726	12,304
Deduct:
Management, leasing and development services	109	140	211	243
Interest income	668	—	1,325	—
Gains on sale of real estate	4,810	1,608	4,810	11,591
Net operating income (NOI)	$48,474	$38,841	$94,266	$75,314
Non-Same Property Portfolio rental income	(12,870)	(3,397)	(22,131)	(4,299)
Non-Same Property Portfolio property expenses	3,186	871	5,245	1,142
Same Property Portfolio NOI	$38,790	$36,315	$77,380	$72,157
Straight line rental revenue adjustment	(468)	(1,452)	(1,939)	(3,400)
Amortization of above/below market lease intangibles	(992)	(1,273)	(1,999)	(2,348)
Same Property Portfolio Cash NOI	$37,330	$33,590	$73,442	$66,409

NOI (from above)	$48,474	$38,841	$94,266	$75,314
Non-Stabilized Same Property Portfolio rental income	(15,909)	(5,120)	(28,047)	(7,481)
Non-Stabilized Same Property Portfolio property expenses	3,881	1,353	6,614	2,100
Stabilized Same Property Portfolio NOI	$36,446	$35,074	$72,833	$69,933
Straight line rental revenue adjustment	(373)	(1,284)	(1,481)	(3,113)
Amortization of above/below market lease intangibles	(999)	(1,276)	(2,014)	(2,438)
Stabilized Same Property Portfolio Cash NOI	$35,074	$32,514	$69,338	$64,382

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$15,954	$7,819	$26,671	$22,903
Add:
Depreciation and amortization	24,522	19,775	46,518	39,227
Deduct:
Gains on sale of real estate	4,810	1,608	4,810	11,591
Funds From Operations (FFO)	$35,666	$25,986	$68,379	$50,539
Less: preferred stock dividends	(2,424)	(2,424)	(4,847)	(4,847)
Less: FFO attributable to noncontrolling interest(1)	(1,021)	(562)	(1,754)	(1,119)
Less: FFO attributable to participating securities(2)	(182)	(153)	(358)	(311)
Company share of FFO	$32,039	$22,847	$61,420	$44,262

Company Share of FFO per common share - basic	$0.30	$0.28	$0.60	$0.55
Company Share of FFO per common share - diluted	$0.30	$0.27	$0.60	$0.54

FFO	$35,666	$25,986	$68,379	$50,539
Adjust:
Acquisition expenses	29	37	52	46
Core FFO	$35,695	$26,023	$68,431	$50,585
Less: preferred stock dividends	(2,424)	(2,424)	(4,847)	(4,847)
Less: Core FFO attributable to noncontrolling interest(1)	(1,021)	(563)	(1,754)	(1,120)
Less: Core FFO attributable to participating securities(2)	(182)	(154)	(358)	(312)
Company share of Core FFO	$32,068	$22,882	$61,472	$44,306

Company share of Core FFO per common share - basic	$0.30	$0.28	$0.60	$0.55
Company share of Core FFO per common share - diluted	$0.30	$0.27	$0.60	$0.54

Weighted-average shares of common stock outstanding – basic	105,848	82,924	102,116	80,821
Weighted-average shares of common stock outstanding – diluted	106,236	83,495	102,443	81,357

(1)
Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.

(2)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.